Exhibit 99.1

American Midstream Announces Drop-Down of Delta House Interests; Further Enhancing Deepwater Gulf of Mexico Position

•	Acquires additional 15.5% interest in Delta House floating production and processing system

•	Delta House expected to operate near peak capacity for several years

•	Partnership successfully redeploys capital from sale of Propane business

•	Expects to acquire additional drop-down interests in Delta House and other assets from ArcLight

HOUSTON—(BUSINESS WIRE)— American Midstream Partners, LP (NYSE:AMID) (“Partnership” or “AMID”) announced today the acquisition and closing of an additional 15.5% equity interest in Delta House, a fee-based, semi-submersible floating production and processing system (collectively, “Delta House”), from affiliates of ArcLight Capital Partners, LLC (“ArcLight”), which controls the general partner of the Partnership, for total consideration of approximately $125.4 million. Post-closing, the Partnership and ArcLight will directly and indirectly own a 35.7% and 23.3% interest in Delta House, respectively.

The purchase of additional Delta House interests is immediately accretive to Adjusted EBITDA and distributable cash flow and solidifies the Partnership’s strategy of building a deep-water super-system in the Mississippi Canyon region in the Gulf of Mexico through a portfolio of interconnected, complementary assets with predictable cash flow. Tie-back inventory into Delta House, including individual wells and prospects remains strong as anchor producers announced several developments available for tie-in through 2018 and 2019. The Partnership expects Delta House to operate near peak capacity for the next several years.

As part of AMID’s growth strategy, the Partnership anticipates ArcLight’s remaining 23.3% interest in Delta House, and other assets, to be offered to the Partnership for future drop-downs over the coming quarters, depending on market conditions and other factors.

A conflicts committee of the board of directors of the general partner of the Partnership composed of independent directors, as well as the full board of directors of the general partner, unanimously approved the transaction. This committee was advised by Robert W. Baird & Co. as to financial matters and Thompson & Knight LLP as to legal matters.

“We are pleased with the ongoing performance of Delta House and the associated strong returns from this world class asset anchored by a backlog of well tie-backs. We are committed to making investments that create long-term value as we position AMID for sustainable growth with the substantial support of our sponsor,” stated Lynn Bourdon, Chairman, President and Chief Executive Officer.

Capital Optimization

The purchase of the additional Delta House interests was partially funded with proceeds from the September 1, 2017 sale of the Partnership’s propane marketing services business (“Propane”) and borrowings under its senior secured revolving credit facility. The acquisition of the Delta House interests, in addition to the Partnership’s recent acquisitions, completes the reallocation of $170 million in cash proceeds from the sale of Propane. These steps are part of the Partnership’s strategy of creating long-term value for all unitholders.

In order to drive distributable cash flow growth and balance sheet optionality, the Partnership expects to continue its strategy of creating commercial and operational density within its core areas; whereby the Partnership may conduct additional acquisitions or divestitures. Due to inherent timing uncertainties of any divestiture, 2017 Adjusted EBITDA may be toward the lower-end of guidance with a material increase in 2018 Adjusted EBITDA.

Delta House Overview

Delta House is operated by LLOG Exploration Offshore, L.L.C. and is located within the highly prolific, deep-water Mississippi Canyon region in the Gulf of Mexico and connects to the 1.2 Bcf/d Destin pipeline, in which the Partnership owns a 49.7% equity interest. Delta House has 100,000 barrels of crude oil and 240 million cubic feet of natural gas and liquids per day of processing capacity. Cash flows for Delta House are supported by long-term volumetric-tiered fee-based tariffs with ship-or-pay components and life-of-lease dedications with active deep-water Gulf of Mexico producers. Delta House commenced operations in April 2015 and currently has twelve wells online with production running near maximum capacity.

About American Midstream Partners, LP

American Midstream Partners, LP is a growth-oriented limited partnership formed to provide critical midstream infrastructure that links producers of natural gas, crude oil, NGLs, condensate and specialty chemicals to end-use markets. American Midstream’s assets are strategically located in some of the most prolific onshore and offshore basins in the Permian, Eagle Ford, East Texas, Bakken and Gulf Coast. American Midstream owns or has an ownership interest in approximately 4,000 miles of interstate and intrastate pipelines, as well as ownership in gas processing plants, fractionation facilities, an offshore semisubmersible floating production system with nameplate processing capacity of 100 MBbl/d of crude oil and 240 MMcf/d of natural gas; and terminal sites with approximately 6.7 MMBbls of storage capacity.

About ArcLight Capital Partners, LLC

ArcLight is one of the leading private equity firms focused on North American energy infrastructure investments. Since its establishment in 2001, ArcLight has invested approximately $17 billion across multiple energy cycles in 99 transactions. Headquartered in Boston, Massachusetts, the firm’s investment team brings extensive energy expertise, industry relationships, and specialized value creation capabilities to its portfolio. More information about ArcLight, as well as a complete list of ArcLight’ portfolio companies can be found at www.arclightcapital.com.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, guidance and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see our “Risk Factor” and other disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017, and Forms 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017 and the quarter ended June 30, 2017, filed with the SEC on August 10, 2017. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Investor Contact

Mark Buscovich, (346) 241-3467

Manager of Finance

mbuscovich@americanmidstream.com

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